Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2017 Results

Boston, February 15, 2018 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the fourth quarter and fiscal year ended December 31, 2017.

Fourth quarter 2017 highlights include:

•	GAAP revenue was $276.0 million and non-GAAP revenue was $279.9 million

•	GAAP net income was $93.3 million or $1.74 per diluted share and non-GAAP net income was $64.5 million or $1.20 per diluted share

•	EBITDA was $77.5 million or 28.1% of GAAP revenue and Adjusted EBITDA was $108.8 million or 38.9% of Non-GAAP revenue

•	Cash Flow from Operations was $32.9 million or 11.8% of non-GAAP revenue, and Adjusted Cash Flow from Operations was $54.1 million or 19.3% of non-GAAP revenue

•	Total deferred revenue was $347.3 million

•	The Company closed the quarter with cash and cash equivalents of $252.4 million

Fiscal year 2017 highlights include:

•	GAAP revenue was $989.8 million and non-GAAP revenue was $1.024 billion

•	GAAP net income was $99.5 million or $1.93 per diluted share and non-GAAP net income was $219.2 million or $4.26 per diluted share

•	EBITDA was $209.5 million or 21.2% of GAAP revenue and Adjusted EBITDA was $373.3 million or 36.4% of Non-GAAP revenue

•	Cash Flow from Operations was $316.2 million or 30.9% of non-GAAP revenue and Adjusted Cash Flow from Operations was $382.5 million or 37.3% of non-GAAP revenue

“A strong fourth quarter capped what was a successful and transformative year for LogMeIn. We consistently delivered strong financial results in the face of major change, exceeding our guidance in each of the four quarters,” said Bill Wagner, President and CEO of LogMeIn. “More importantly, we built the foundation for a large SaaS company capable of leveraging our talented employees, our strong product brands and our history of innovation to establish a strong foothold in much larger markets.”

Business Outlook

Based on information available as of February 15, 2018, the Company is issuing guidance for the first quarter 2018 and fiscal year 2018.

First Quarter 2018: The Company expects first quarter non-GAAP revenue to be in the range of $277 million to $278 million. The Company expects first quarter GAAP revenue to be in the range of $276 million to $277 million. Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $110 million to $111 million, or approximately 40% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $99 million to $100 million, or approximately 36% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $62 million to $63 million, or $1.17 to $1.18 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $18 million in stock-based compensation expense, $4 million in acquisition and litigation related costs, $59 million of amortization expense of acquired intangible assets, a $34 million pre-tax gain associated with the divestiture of a non-core asset and includes $4 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 25% and GAAP net income for the first quarter assumes an effective tax rate of approximately 33%. Non-GAAP and GAAP net income per diluted share is based on an estimated 53.4 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the purchase accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $26 million to $27 million, or $0.50 to $0.51 per share.

Fiscal year 2018:

The Company expects full year 2018 non-GAAP revenue to be in the range of $1.135 billion to $1.150 billion. The Company expects full year 2018 GAAP revenue to be in the range of $1.132 billion to $1.147 billion. Non-GAAP revenue adds back $3 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $387 million to $395 million, or approximately 34% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $447 million to $455 million, or approximately 39.5% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $288 million to $294 million, or $5.43 to $5.53 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $83 million in stock-based compensation expense, $8 million in acquisition and litigation related costs, $236 million of amortization expense of acquired intangible assets, a $34 million pre-tax gain associated with the divestiture of a non-core asset and includes $8 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net income for the fiscal year assumes an effective tax rate of approximately 22%. Non-GAAP and GAAP net income per diluted share is based on an estimated 53 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the purchase accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $75 million to $82 million, or $1.42 to $1.54 per share.

Dividend

As previously announced on February 1, 2018, the Company is increasing its dividend by 20% and will pay a $0.30 per share dividend on February 28th, 2018 to stockholders of record as of February 12th, 2018. The Company currently has approximately 52.4 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, February 15, 2018

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-394-8218 and entering passcode 8365710. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 15, 2018 until 8:00 p.m. Eastern Time on February 23, 2018, by dialing 888-203-1112 and entering passcode 8365710.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, depreciation and amortization, acquisition related costs, gain on divestiture of non-core assets, stock-based compensation expense, and litigation related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, gain on divestiture of non-core assets, stock-based compensation expense, and litigation related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, gain on divestiture of non-core assets, stock-based compensation expense, litigation related expense, discrete integration-related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (net tax benefit of $86 million recorded in the fourth quarter of 2017), and includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s entrance into or success in any market or market segment, the Company’s future revenue growth, the Company’s Capital Return Plan, and the Company’s financial guidance for fiscal year 2018 and the first quarter of 2018. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2016	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$140,756	$252,402
Marketable securities	55,710	—
Accounts receivable, net	25,901	93,949
Prepaid expenses and other current assets	5,723	52,473

Total current assets	228,090	398,824
Property and equipment, net	23,867	92,154
Restricted cash	2,481	1,795
Intangibles, net	62,510	1,149,597
Goodwill	121,760	2,208,725
Other assets	4,282	6,483
Deferred tax assets	303	530

Total assets	$443,293	$3,858,108

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,640	$22,232
Accrued liabilities	35,253	82,426
Deferred revenue, current portion	156,966	340,570

Total current liabilities	206,859	445,228
Long-term debt	30,000	—
Deferred revenue, net of current portion	5,287	6,735
Deferred tax liabilities	2,332	221,407
Other long-term liabilities	2,699	20,997

Total liabilities	247,177	694,367

Equity:
Common stock	284	560
Additional paid-in capital	314,700	3,276,891
Accumulated earnings (deficit)	(1,754)	50,445
Accumulated other comprehensive income (loss)	(6,618)	15,570
Treasury stock	(110,496)	(179,725)

Total equity	196,116	3,163,741

Total liabilities and equity	$443,293	$3,858,108

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Revenue	$87,965	$276,036	$336,068	$989,786
Cost of revenue	11,380	55,423	45,501	203,203

Gross profit	76,585	220,613	290,567	786,583

Operating expenses:
Research and development	13,622	40,296	57,193	156,731
Sales and marketing	39,278	88,345	162,811	346,961
General and administrative	20,343	39,906	60,693	160,366
Amortization of acquired intangibles	1,354	37,155	5,457	134,342

Total operating expenses	74,597	205,702	286,154	798,400

Income (loss) from operations	1,988	14,911	4,413	(11,817)
Interest income	152	465	698	1,389
Interest expense	(309)	(320)	(1,403)	(1,408)
Other income (expense), net	176	(114)	(500)	(141)

Income (loss) before income taxes	2,007	14,942	3,208	(11,977)
(Provision for) benefit from income taxes	(145)	78,379	(570)	111,500

Net income	$1,862	$93,321	$2,638	$99,523

Net income per share:
Basic	$0.07	$1.77	$0.10	$1.97
Diluted	$0.07	$1.74	$0.10	$1.93
Weighted average shares outstanding:
Basic	25,528	52,615	25,305	50,433
Diluted	26,444	53,614	26,164	51,463

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Revenue	$87,965	$276,036	$336,068	$989,786
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	3,887	—	34,314

Non-GAAP Revenue	$87,965	$279,923	$336,068	$1,024,100

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$1,988	$14,911	$4,413	$(11,817)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	3,887	—	34,314
Stock-based compensation expense	11,023	18,037	38,350	67,292
Acquisition related costs	8,179	8,410	25,063	59,802
Litigation related expenses	113	988	148	2,348
Amortization of acquired intangibles	2,504	50,415	10,061	183,018
Effect of acquisition accounting on internally capitalized software development costs	—	(4,067)	—	(20,092)

Non-GAAP Operating income	23,807	92,581	78,035	314,865
Interest and other expense, net	19	31	(1,205)	(160)

Non-GAAP Income before income taxes	23,826	92,612	76,830	314,705
Non-GAAP Provision for income taxes (1)	(7,383)	(28,108)	(23,825)	(95,513)

Non-GAAP Net income	$16,443	$64,504	$53,005	$219,192

Non-GAAP net income per diluted share	$0.62	$1.20	$2.03	$4.26
Diluted weighted average shares outstanding used in computing per share amounts	26,444	53,614	26,164	51,463

(1)   The three and twelve months ended December 31, 2017 Non-GAAP provision for income taxes excludes the tax impact of Non-GAAP items as well as excluding a net tax benefit of $86 million recorded in the fourth quarter of 2017 related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Net income	$1,862	$93,321	$2,638	$99,523
Add Back:
Interest and other expense, net	(19)	(31)	1,205	160
Income tax provision (benefit)	145	(78,379)	570	(111,500)
Amortization of acquired intangibles	2,504	50,415	10,061	183,018
Depreciation and amortization expense	2,925	12,146	11,444	38,303

EBITDA	7,417	77,472	25,918	209,504
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	3,887	—	34,314
Stock-based compensation expense	11,023	18,037	38,350	67,292
Acquisition related costs	8,179	8,410	25,063	59,802
Litigation related expenses	113	988	148	2,348

Adjusted EBITDA	$26,732	$108,794	$89,479	$373,260

EBITDA Margin	8.4%	28.1%	7.7%	21.2%
Adjusted EBITDA Margin	30.4%	38.9%	26.6%	36.4%

Stock-Based Compensation Expense (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
Cost of revenue	$515	$1,311	$2,289	$5,222
Research and development	1,499	6,061	6,201	22,103
Sales and marketing	3,305	4,047	16,181	16,155
General and administrative	5,704	6,618	13,679	23,812

Total stock based-compensation	$11,023	$18,037	$38,350	$67,292

LogMeIn, Inc.

Calculation of Projected 2018 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2018
GAAP Revenue	$276 - $277	$1,132 - $1,147
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3

Non-GAAP Revenue	$277 - $278	$1,135 - $1,150

Calculation of Projected 2018 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited) (In millions, except per share data)

	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$26 - $27	$75 - $82
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3
Stock-based compensation expense	18	83
Acquisition and litigation related costs	4	8
Amortization of acquired intangibles	59	236
Effect of acquisition accounting on internally capitalized software development costs	(4)	(8)
Gain on divestiture of non-core assets	(34)	(34)
Income tax effect of non-GAAP items	(8)	(75)

Non-GAAP Net income	$62 - $63	$288 - $294

GAAP net income per diluted share	$0.50 - $0.51	$1.42 - $1.54
Non-GAAP net income per diluted share	$1.17 - $1.18	$5.43 - $5.53
Diluted weighted average shares outstanding used in computing income per share	53.4	53

Calculation of Projected 2018 EBITDA and Adjusted EBITDA (unaudited) (In millions)

	Three Months Ended March 31, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$26 - $27	$75 - $82
Add Back:
Interest and other (income) expense, net	—	(1)
Income tax provision	13	22
Amortization of acquired intangibles	59	236
Depreciation and amortization expense	12	55

EBITDA	110 - 111	387 - 395
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3
Stock-based compensation expense	18	83
Acquisition and litigation related costs	4	8
Gain on divestiture of non-core assets	(34)	(34)

Adjusted EBITDA	$99 - $100	$447 - $455

EBITDA Margin	40%	34%
Adjusted EBITDA Margin	36%	39.5%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Cash flows from operating activities
Net income	$1,862	$93,321	$2,638	$99,523
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	11,023	18,037	38,350	67,292
Depreciation and amortization	5,429	62,560	21,505	221,321
Change in fair value of contingent consideration liability	—	—	502	—
Benefit from deferred income taxes	(3,304)	(109,172)	(3,304)	(156,831)
Other, net	(6,301)	660	(5,694)	2,266
Changes in assets and liabilities, excluding effect of acquisitions:
Accounts receivable	(10,136)	(10,138)	(10,214)	(16,618)
Prepaid expenses and other current assets	7,549	(18,212)	5,996	(22,819)
Other assets	302	578	1,490	1,569
Accounts payable	1,444	(15,158)	6,149	(5,004)
Accrued liabilities	4,177	(21,232)	8,353	15,354
Deferred revenue	1,533	17,901	26,953	93,036
Other long-term liabilities	(5,352)	13,792	(409)	17,108

Net cash provided by operating activities (1)	8,226	32,937	92,315	316,197

Cash flows from investing activities
Purchases of marketable securities	—	—	(35,609)	—
Proceeds from sale or disposal or maturity of marketable securities	14,756	13,995	64,756	55,598
Purchases of property and equipment	(1,387)	(13,313)	(14,015)	(36,635)
Intangible asset additions	(522)	(7,813)	(1,559)	(29,706)
Acquisition of businesses, net of cash acquired	(6,021)	(3,188)	(6,083)	(22,348)
Decrease (increase) in restricted cash and deposits	—	202	(30)	1,953

Net cash provided by (used in) investing activities	6,826	(10,117)	7,460	(31,138)

Cash flows from financing activities
Repayments of borrowings under credit facility	(7,500)	—	(30,000)	(30,000)
Proceeds from issuance of common stock upon option exercises	2,310	148	11,753	6,511
Excess tax benefits realized from stock-based awards	6,467	—	6,467	—
Payments of withholding taxes in connection with restricted stock unit vesting	(1,013)	(2,285)	(14,445)	(34,474)
Payment of debt issuance costs	3	(39)	(346)	(2,032)
Payment of contingent consideration	(2,000)	—	(2,030)	—
Dividends paid on common stock	(12,767)	(13,151)	(25,466)	(52,269)
Purchase of treasury stock	(2,582)	(18,154)	(25,381)	(69,229)

Net cash used in financing activities	(17,082)	(33,481)	(79,448)	(181,493)

Effect of exchange rate changes on cash and cash equivalents	(3,814)	1,012	(2,714)	8,080

Net (decrease) increase in cash and cash equivalents	(5,844)	(9,649)	17,613	111,646
Cash and cash equivalents, beginning of period	146,600	262,051	123,143	140,756

Cash and cash equivalents, end of period	$140,756	$252,402	$140,756	$252,402

(1)	Cash flows from operating activities includes the following acquisition and litigation-related payments:
(a)	Cash flows from operating activities includes acquisition transaction, transition, and integration-related payments of $8.2 million and $8.7 million for the three months ended December 31, 2016 and 2017, respectively and $10.1 million and $53.0 million for the twelve months ended December 31, 2016 and 2017, respectively.
(b)	Cash flows from operating activities includes acquisition-related retention-based bonus payments and contingent earnout payments of $1.6 million and $11.4 million for the three months ended December 31, 2016 and 2017, respectively and $7.7 million and $11.7 million for the twelve months ended December 31, 2016 and 2017, respectively related to acquisitions.
(c)	Cash flows from operating activities includes litigation-related payments of $1.1 million for the three months ended December 31, 2017 and $0.1 million and $1.6 million for the twelve months ended December 31, 2016 and 2017, respectively.

Adjusted cash flows from operations adds back the items in (a), (b) and (c) above and sums to $18.1 million and $54.1 million for the three months ended December 31, 2016 and 2017, respectively, and $110.1 million and $382.5 million for the twelve months ended December 31, 2016 and 2017, respectively.